VERA BRADLEY, INC. ANNOUNCES MEDIA BUSINESS EXECUTIVE JESSICA RODRIGUEZ TO JOIN BOARD OF DIRECTORS Addition of Rodriguez will shift representation of women on Board to 78% FORT WAYNE, Ind., Jan. 26, 2024 – Vera Bradley, Inc. (Nasdaq: VRA) (the “Company”) today announced that Jessica Rodriguez, media business executive and former President of Entertainment and Chief Brand Officer for Univision Communications, Inc., has been elected to join its Board of Directors. With this appointment, representation of women on the Vera Bradley, Inc. Board of Directors will be 78%. “Jessica Rodriguez brings a wealth of experience, supported by an exceptional record of driving innovation and executing future-focused, transformational strategies that deliver value and profitability in a rapidly changing business environment,” commented Jackie Ardrey, Chief Executive Officer of Vera Bradley, Inc. “Jessica’s unique perspective will be an excellent addition to the Vera Bradley, Inc. Board of Directors as we continue to focus on driving long-term, profitable growth for the Company and delivering value to our shareholders.” Rodriguez is a visionary, results-driven leader and award-winning media business executive with a keen focus on creating, leading, and motivating high-performing, diverse, purpose-driven organizations. Rodriguez began her 20+ year career in media as Vice President and Station Manager for Univision Puerto Rico. From there, she successfully progressed through the organization in roles of increasing responsibility, including Vice President and Special Assistant to the President for Univision Networks, Inc.; Senior Vice President, Univision Cable Networks; Executive Vice President and Chief Marketing Officer, Univision; and Chief Operating Officer, Univision Networks. In 2018, Rodriguez was named President of Entertainment and Chief Brand Officer for Univision Communications, Inc., a post she held until 2022. Rodriguez holds a bachelor’s degree in finance and economics from Fordham University and an MBA from the Stanford University Graduate School of Business. She currently serves as a member of the Burlington Stores, Inc. Board of Directors.

Rodriguez will join Vera Bradley Inc.’s eight other board members: Jackie Ardrey, CEO; Barbara Bradley Baekgaard, Co-Founder of Vera Bradley; Kristina Cashman, former Chief Financial Officer of P.F. Chang’s; Robert J. Hall, Chairman of the Vera Bradley Board of Directors and President of Green Gables Partners; Mary Lou Kelley, former President, E-Commerce for Best Buy; Frances P. Philip, Lead Independent Director of the Vera Bradley Board of Directors and former Chief Merchandising Officer of L.L. Bean, Inc.; Carrie Tharp, Vice President of Strategic Industries for Google Cloud; and recently appointed member Bradley Weston, former Chief Executive Officer of Party City Holdings, Inc. About Vera Bradley, Inc. Vera Bradley, Inc. operates two unique lifestyle brands – Vera Bradley and Pura Vida. Vera Bradley and Pura Vida are complementary businesses, both with devoted, emotionally-connected, and multi-generational female customer bases; alignment as casual, comfortable, affordable, and fun brands; positioning as “gifting” and socially- connected brands; strong, entrepreneurial cultures; a keen focus on community, charity, and social consciousness; multi-channel distribution strategies; and talented leadership teams aligned and committed to the long-term success of their brands. Vera Bradley, based in Fort Wayne, Indiana, is a leading designer of women’s handbags, luggage and other travel items, fashion and home accessories, and unique gifts. Founded in 1982 by friends Barbara Bradley Baekgaard and Patricia R. Miller, the brand is known for its innovative designs, iconic patterns, and brilliant colors that inspire and connect women unlike any other brand in the global marketplace. In July 2019, Vera Bradley, Inc. acquired a 75% interest in Creative Genius, Inc., which also operates under the name Pura Vida Bracelets (“Pura Vida”). Pura Vida, based in La Jolla, California, is a digitally native, highly-engaging lifestyle brand founded in 2010 by friends Paul Goodman and Griffin Thall. Pura Vida has a differentiated and expanding offering of bracelets, jewelry, and other lifestyle accessories. The Company acquired the remaining 25% of Pura Vida in January 2023. The Company has three reportable segments: Vera Bradley Direct (“VB Direct”), Vera Bradley Indirect (“VB Indirect”), and Pura Vida. The VB Direct business consists of sales of Vera Bradley products through Vera Bradley Full-Line and Factory Outlet stores in the United States, www.verabradley.com, Vera Bradley’s online outlet site, and the Vera Bradley annual outlet sale in Fort Wayne, Indiana. The VB Indirect business consists of sales of Vera Bradley products to approximately 1,600 specialty retail locations throughout the United States, as well as select department stores, national accounts, third party e-commerce sites, and third-party inventory liquidators, and royalties recognized through licensing agreements related to the Vera Bradley brand. The Pura Vida segment consists of sales of Pura Vida products through the Pura Vida websites, www.puravidabracelets.com, www.puravidabracelets.ca, and www.puravidabracelets.eu; through the distribution of its products to wholesale retailers and department stores; and through its Pura Vida retail stores.

Vera Bradley Safe Harbor Statement Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected, including: possible adverse changes in general economic conditions and their impact on consumer confidence and spending; possible inability to predict and respond in a timely manner to changes in consumer demand; possible loss of key management or design associates or inability to attract and retain the talent required for our business; possible inability to maintain and enhance our brands; possible inability to successfully implement the Company’s long-term strategic plans; possible inability to successfully open new stores, close targeted stores, and/or operate current stores as planned; incremental tariffs or adverse changes in the cost of raw materials and labor used to manufacture our products; possible adverse effects resulting from a significant disruption in our distribution facilities; or business disruption caused by pandemics. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended January 28, 2023. We undertake no obligation to publicly update or revise any forward-looking statement. CONTACTS: Investors: Julia Bentley jbentley@verabradley.com Media: mediacontact@verabradley.com 877-708-VERA (8372)